UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 7, 2008 (February 4, 2008)
O’CHARLEY’S INC.

(Exact Name of Registrant as Specified in Charter)

Tennessee	0-18629	62-1192475

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

3038 Sidco Drive
Nashville, Tennessee	37204

(Address of Principal Executive Offices)	(Zip Code)
(615) 256-8500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01. Entry into a Material Definitive Agreement
Item 2.02. Results of Operations and Financial Condition
Item 2.06. Material Impairments
Item 7.01. Regulation FD Disclosure

SIGNATURES
EXHIBIT INDEX

EX-10.1 Second Amendment to Credit Agreement
EX-99.1 Press Release dated February 7, 2008

Item 1.01.	Entry into a Material Definitive Agreement.
     On February 4, 2008, the Company entered into a Second Amendment (the “Amendment”) to the Second Amended and Restated Credit Agreement (the “Credit Agreement”), dated as of October 18, 2006, among the Company, the Lenders referred to therein, Wachovia Bank, National Association, as Administrative Agent, Bank of America, N.A. and Regions Bank (formerly AmSouth Bank), as Syndication Agents, Key Bank, National Association and JPMorgan Chase Bank as Documentation Agents, Wachovia Capital Markets, LLC as a Lead Arranger and Sole Book Manager and Regions Bank (formerly AmSouth Bank), as a Lead Arranger.
     The Amendment increases from $50,000,000 to $62,600,000 the base amount of aggregate stock repurchases and cash dividend payments which may be made over the term of the Credit Facility, with such base amount subject to increase upon the terms set forth in the Credit Agreement.
     Unless otherwise specified, capitalized terms used but not defined above shall have the meaning ascribed to them in the Amendment or the Credit Agreement, as the case may be.
     The above summary of the Amendment is not complete and is qualified in its entirety by reference to the terms of the Amendment, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.02.	Results of Operations and Financial Condition.
     On February 7, 2008, the Company issued a press release announcing its fiscal 2007 and fiscal 2007 fourth quarter earnings results. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 2.06.	Material Impairments.
     On February 6, 2008, in connection with its quarter-end financial and accounting procedures, the Company concluded that a total impairment charge of approximately $2,980,000 was required under generally accepted accounting principles for the quarter, most of which such total impairment charge related to two underperforming O’Charley’s restaurants and one underperforming Ninety Nine restaurant, with the remainder of such total impairment charge primarily related to previously disclosed impairment charges, including those announced in connection with the sale of the Company’s commissary in July 2007. The total impairment charge related to these matters is reflected in the Company’s consolidated statements of operations for the 12 weeks ended December 30, 2007.

Item 7.01.	Regulation FD Disclosure.
     On February 7, 2008, the Company issued a press release announcing its fiscal 2007 and fiscal 2007 fourth quarter earnings results.
     Also, on February 4, 2008, the Company’s Board of Directors increased the Company’s share repurchase authorization from $50 million to $70 million.
     A copy of the press release announcing the fiscal 2007 and fiscal 2007 fourth quarter earnings results and increase in share repurchase authorization is furnished herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits
     (d) Exhibits.

10.1	Second Amendment, dated as of February 4, 2008, by and among O’Charley’s Inc., as Borrower, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent
99.1	Press Release dated February 7, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

O’CHARLEY’S INC.
By:	/s/ Lawrence E. Hyatt
Lawrence E. Hyatt
Chief Financial Officer, Secretary and Treasurer

Date: February 7, 2008

EXHIBIT INDEX

Exhibit
Number	Description
10.1	Second Amendment, dated as of February 4, 2008, by and among O’Charley’s Inc., as Borrower, the Lenders referred to therein, and Wachovia Bank, National Association, as Administrative Agent
99.1	Press Release dated February 7, 2008